PROMISSORY NOTE

$20,000.00 May 6, 2020

FOR VALUE RECEIVED, FUSE MEDICAL, INC., a Delaware corporation ("Borrower"), whose address is 1565 North Central Expressway, Suite 220, Richardson, Texas 75080, promises to pay to the order of REEG MEDICAL INDUSTRIES, INC., a Texas corporation ("Lender"), at 3024 Westminster Avenue, Dallas, Texas 75205 c/o Christopher C. Reeg, Fuse Medical, Inc. Chief Executive Officer and Director, or at such other address as the holder hereof may from time to time designate in writing, in lawful currency of the United States of America, the principal sum of TWENTY THOUSAND AND NO/100 DOLLARS ($20,000.00) together with interest from the date the proceeds of the loan (the "Loan") evidenced by this Promissory Note (this "Note") are initially disbursed until maturity on the principal balance from time to time remaining unpaid hereon at the rate of 0.25% per annum (computed on the basis of a 360‑day year of twelve (12) consecutive thirty (30)‑day months).  Interest on the Loan shall be capitalized annually on May 5 each year and added to the principal amount of this Note, which additional amount shall bear interest and otherwise be payable in accordance with the terms and conditions of this Note.  The outstanding principal balance and all accrued and unpaid interest therein shall be due and payable in a single balloon payment on May 5, 2022 (the "Maturity Date"), or the earlier acceleration thereof.

Borrower shall have the right to prepay all, but not less than all, of the outstanding balance of this Note at any time, without any prepayment fee or premium.

Failure of Borrower to make any payment of principal, interest, or other amount under this Note when due shall constitute an Event of Default hereunder.

All past due principal, if any, and matured unpaid interest, at Lender's option, shall bear interest at the Default Rate (as defined below), whether or not the maturity of the indebtedness evidenced by this Note has been accelerated.  Upon the occurrence of any Event of Default, Lender shall have the option to declare the entire amount of principal and interest due under this Note immediately due and payable without notice or demand, and Lender may exercise any of its rights under this Note and applicable laws.  If the entire unpaid principal balance of this Note is not paid on the Maturity Date, whether the Maturity Date occurs by acceleration as described in the immediately preceding sentence or otherwise, the outstanding principal balance of this Note shall thereafter bear interest at the lesser of (a) the rate of ten percent (10.00%) per annum, or (b) the maximum interest rate permitted by law (the "Default Rate").

If this Note is placed in the hands of an attorney for collection, Borrower agrees to pay reasonable attorneys' fees and court costs incurred by Lender in connection therewith.

This Note shall be governed and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed therein (excluding choice‑of‑law principles).  Borrower hereby irrevocably submits to the jurisdiction of any state or federal court sitting in Texas in any action or proceeding brought to enforce or otherwise arising out of or relating to this Note, and hereby waives any objection to venue in any such court and any claim that such forum is an inconvenient forum.

This Note is given in a commercial transaction for business purposes.

Borrower and all sureties, endorsers, guarantors and other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (i) waive demand, notice of demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices, and further waive diligence in collecting this Note or in enforcing any of the security for this Note, if any; (ii) agree to any substitution, subordination, exchange or release of any security for this Note or the release of any party primarily or secondarily liable for the payment of this Note; (iii) agree that Lender shall not be required to first institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable for the payment of this Note or to enforce its rights against any security, if any, for the payment of this Note; and (iv) consent to any extension of time for the payment of this Note, or any installment hereof, made by agreement by Lender with any person now or hereafter liable for the payment of this Note, even if Borrower is not a party to such agreement.

All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the Maturity Date of this Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Lender exceed the maximum amount permissible under the applicable law.  If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum amount permissible under applicable law, the interest payable to Lender shall be reduced to the maximum amount permissible under applicable law; and if from any circumstance Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum amount permissible under applicable law, an amount equal to the excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid balance of principal of this Note, such excess shall be refunded to Borrower.  All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest accruing under this Note for such full period shall not exceed the maximum amount permissible under applicable law.  Lender expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under applicable law.  For the purpose of determining the highest lawful rate per annum permitted by the applicable laws of the State of Texas, the “weekly ceiling” from time to time in effect as provided in §303 of the Texas Finance Code, as amended, shall be the ceiling applicable to this transaction; however, if permitted by law, Lender may implement any ceiling under that law used to compute the rate of interest hereunder by notice to Borrower as provided in such article.  Notwithstanding the foregoing sentence, if the Depository Institutions and Deregulation and Monetary Control Act of 1980, 12 U.S.C. Sections 1235f-7 and 1735f-7a, as amended, permits a higher maximum rate than the Texas Finance Code, such higher maximum rate shall apply to this Note.  In determining the highest lawful rate, all fees and other charges contracted for, charged or received by Lender in connection with the Loan which are either deemed interest by applicable law or required by applicable law to be deducted from the principal balance of this Note to determine the rate of interest hereon shall be taken into account.   This paragraph shall control all agreements between Borrower and Lender.

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Notices or communications to be given under this Note shall be given to the respective parties in writing at their respective addresses set forth above.

Time is of the essence for this Note.

This Note may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, termination or discharge is sought.

This Note and all the covenants, promises and agreements contained herein shall be binding upon Borrower's successors, assigns, heirs and personal representatives and inure to the benefit of Lender's successors and assigns.

If more than one party is identified as the Borrower hereunder, the liability of each such party shall be joint and several.

If any provision of this Note or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of this Note nor the application of such provision to other persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.

WAIVER OF JURY TRIAL. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVES ANY AND ALL RIGHTS THAT IT MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR THE STATE OF TEXAS TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED THEREBY OR RELATED THERETO.  IT IS INTENDED THAT THIS WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, CLAIMS AND/OR COUNTERCLAIMS IN ANY SUCH ACTION OR PROCEEDING. BORROWER UNDERSTANDS THAT THIS WAIVER IS A WAIVER OF A CONSTITUTIONAL SAFEGUARD, AND BORROWER BELIEVES THAT THERE ARE SUFFICIENT ALTERNATE PROCEDURAL AND SUBSTANTIVE SAFEGUARDS, INCLUDING, A TRIAL BY AN IMPARTIAL JUDGE, THAT ADEQUATELY OFFSET THE WAIVER CONTAINED HEREIN.

IMPORTANT:  READ BEFORE SIGNING.  THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE.  NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED.  YOU MAY

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CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

BORROWER:

FUSE MEDICAL, INC.,

a Delaware corporation

By:/s/ William E. McLaughlin, III

Print:William E. McLaughlin, III

Its:Chief Financial Officer & Director

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